                                                                    Registration
                                                                   No.__________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              CALPROP CORPORATION
              (Exact name of issuer as specified in its charter)
               CALIFORNIA                            95-4044835
         (State of Incorporation) (I.R.S. Employer Identification No.)

                          5456 MCCONNELL AVENUE, #245
                         LOS ANGELES, CALIFORNIA 90066
          (Address of Principal Executive Offices including Zip Code)

                              CALPROP CORPORATION
                         1989 LONG TERM INCENTIVE PLAN
                           (Full title of the plan)

                               VICTOR ZACCAGLIN
                              CALPROP CORPORATION
                             5456 MCCONNELL AVENUE
                        LOS ANGELES, CALIFORNIA  90066
                                (310) 306-4314
           (Name, address and telephone number, including area code,
                             of agent for service)

                                  Copies to:
                            Joseph G. Martinez, Esq.
                  Parker, Milliken, Clark, O'Hara & Samuelian
                             Twenty-seventh Floor
                             333 South Hope Street
                        Los Angeles, California  90071

                        CALCULATION OF REGISTRATION FEE


                                Proposed     Proposed
Title of                        Maximum      Maximum
Securities      Amount          Offering     Aggregate         Amount of
  to be         to be           Price Per    Offering         Registration
Registered     Registered(1)     Share (2)    Price             Fee
----------     ----------       ---------    ---------        ------------
Common Stock,
No Par Value   250,000 shs.     $  0.75      $187,500         $64.66

___________________
(1) This registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options for Common Stock, or pursuant to the anti-dilution adjustments provisions of the plan.
(2) Determined solely for the purpose of computing the registration fee pursuant to Rule 457, based upon the closing price of the registrant's Common Stock on August 14, 1996.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

Item 3.           Incorporation of Certain Documents by Reference.
                  ------------------------------------------------

          The registrant hereby incorporates by reference in this registration statement the Form S-8 (file no. 33-33640) filed on February 26, 1990.

          The following documents are incorporated by reference in the registration statement:

               (a) The registrant's latest annual report on Form 10-K or, if the financial statements therein are more current, the registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to rule 424(b) or (c) of the Securities Exchange
     Commission under the Securities Act of 1933.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report on Form 10-K or the prospectus referred to in (a) above;

               (c) The description of the registrant's Common Stock and which is contained in the registrant's registration statements filed under section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been old or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.
        --------------------------

                  Not applicable.
Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

                  Not applicable.

Item 6. Indemnification of directors and Officers.
        -----------------------------------------

              The California Corporations Code authorizes indemnification of directors, officers and employees of California corporations and authorizes the Board of Directors to have the registrant provide the cost of defense, settlement or payment of any judgment against any such person under certain circumstances. The registrant's bylaws provide for similar indemnification of its directors, officers, employees and agents. The registrant currently maintains policies of insurance under which the directors and officers of registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7. Exemption from Registrant Claimed.
        ----------------------------------

              Not applicable.

Item 8. Exhibits.
        --------

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.


ITEM 9.       Undertakings.
              ------------
              In connection with the Registration Statement on Form S-8, the registrant hereby makes the following undertakings:

     (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i)   To include any prospectus required by section 10(a)
(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                             Provided, however, that paragraphs (a)(1)(i)and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     ______________
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 14th day of August, 1996.


                                             CALPROP CORPORATION



                                             By /s/ Victor Zaccaglin
                                                ____________________
                                               Victor Zaccaglin,
                                               Chairman of the Board


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                      Title                   Date
   _________                      _____                   ____


/s/ John L. Curci
___________________________
John L. Curci                   Director                 August 14, 1996


/s/ Angelo Leparulo
___________________________
Angelo Leparulo                 Director                 August 14, 1996


/s/ William E. McKenna
___________________________
William E. McKenna              Director                 August 14, 1996


/s/ Ronald S. Petch
___________________________
Ronald S. Petch                 Director                 August 14, 1996


/s/ Victor Zaccaglin            Chairman of the Board
___________________________     and Director
Victor Zaccaglin                (Principal Executive
                                 Officer)                August 14, 1996

/s/ Mark F. Spiro               Vice President-Finance
___________________________     and Treasurer
Mark F. Spiro                   (Principal Financial
                                and Accounting
                                Officer)                 August 14, 1996

                               Index of Exhibits
                               -----------------

                                                                          Begins
                                                                            at
                                                                           Page
                                                                          ------

5.     Opinion of Parker, Milliken, Clark, O'Hara & Samuelian

23.1   Consent of Deloitte & Touche.

23.2 Consent of Parker, Milliken, Clark, O'Hara & Samuelian is contained in their opinion filed as Exhibit 5 to this registration statement